SCHEDULE 1
Updated: September 7, 2017
SERIES OF THE TRUST

The following fund(s) are covered by the Agreement:
1.	Alpha Risk Tactical Rotation Fund
a.	Institutional Class Shares
b.	Class C Shares
2.	Arin Large Cap Theta Fund
a.	Institutional Class Shares
b.	Advisor Class Shares
3.	Cavalier Adaptive Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
4.	Cavalier Dynamic Growth Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
5.	Cavalier Fundamental Growth Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
6.	Cavalier Global Opportunities Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
7.	Cavalier Hedged High Income Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
8.	Cavalier Multi Strategist Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
9.	Cavalier Tactical Rotation Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
10.	Goodwood SMID Long/Short Fund
a.	Institutional Class Shares
b.	Advisor Class Shares
11.	Matisse Discounted Closed-End Fund Strategy
a.	Institutional Class Shares
b.	Class A Shares
12.	Nebraska Fund
a.	Institutional Class Shares
b.	Class A Shares
c.	Class C Shares
13.	QCI Balanced Fund
a.	Institutional Class Shares
b.	Retail Share Class
14.	Roumell Opportunistic Value Fund
a.	Class A Shares
b.	Institutional Class Shares
c.	Class C Shares
15.	Sector Rotation Fund
16.	Sirius S&P Strategic Large-Cap Allocation Fund